FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "**Amendment**"), dated as of March 27, 2020, is entered into by and among **ETON PHARMACEUTICALS, INC.**, a Delaware corporation ("**Borrower**"), each of the undersigned financial institutions (individually each a "**Lender**" and collectively "**Lenders**") and **SWK FUNDING LLC,** a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, "**Agent**").

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Credit Agreement dated as of November 13, 2019 (as the same may be amended, modified or restated from time to time, being hereinafter referred to as the "**Credit Agreement**"); and

WHEREAS, Borrower, Agent and Lenders desire to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.1 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments to Credit Agreement

2.1 **Amendment to Section 1.1**. Effective as of the date hereof, the definition of "EM-100 Term Loan Conditions" in Section 1.1 of the Credit Agreement is hereby deleted.

2.2 **Amendment to Section 1.1**. Effective as of the date hereof, the definition of "Subsequent Term Loan Conditions" in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:

> "Subsequent Term Loan Conditions means the satisfaction of each of the following: (a) Borrower shall have provided Agent evidence that Borrower has received FDA approval in accordance with the FDA Law and Regulations for EM-100 and a second Product developed by Borrower, other than EM-100, (b) Borrower shall have issued to SWK Funding LLC, a warrant, substantially similar

in form and substance to the Closing Date Warrant, for an amount of common shares of Borrower equivalent to six percent (6%) of the principal amount funded under the Subsequent Term Loan (as calculated based on the Borrower's average share price for the trailing ten (10) Business Day period prior to the funding of the Subsequent Term Loan), (c) Borrower and Agent shall have agreed upon and implemented additional financial covenants with respect to minimum Aggregate Revenue and minimum EBITDA in accordance with Section 6.14(a), and (d) the one year anniversary of the Closing Date has not occurred."

2.3 Amendment to Section 2.2.2. Effective as of the date hereof, Section 2.2.2 of the Credit Agreement is hereby amended and restated to read as follows:

"2.2.2 Additional Advance.

So long as no Material Adverse Effect, Default or Event of Default has occurred and is continuing or would be caused thereby and subject to receipt by Agent of an executed Amended and Restated Warrant, in the form atached hereto as Exhibit A, upon Agent's receipt of a written request from Borrower for a subsequent advance of the Term Loan, each Lender shall make one (1) additional advance to Borrower in the amount equal to such lender's Pro Rata Term Loan Share of Two Million and No/100 Dollars ($2,000,000), which advance shall be considered the EM-100 Term Loan for all purposes under this Agreement."

ARTICLE III

Conditions Precedent and Post-Closing Obligations

3.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent in its sole discretion:

(A). Agent shall have received this Amendment duly executed by Borrower.

(B). The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof (as updated on Exhibit B hereto), as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(C). No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

(D). All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent; and Borrower shall provide to Agent a Manager's certificate with resolutions in form and substance acceptable to Agent.

(E). Agent shall have received evidence that Borrower has issued additional Equity Interests resulting in net cash proceeds to Borrower of not less than $4,000,000.

ARTICLE IV

No Waiver, Ratifications, Representations and Warranties

4.1 **No Waiver.** Nothing contained in this Amendment or any other communication between Agent, any Lender, Borrower or any other Loan Party shall be a waiver of any past, present or future non-compliance, violation, Default or Event of Default of Borrower under the Credit Agreement or any Loan Document. Agent and each Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any non-compliance, violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent or any Lender under the Credit Agreement or any Loan Document or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

4.2 **Ratifications.** The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Lenders and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

4.3 **Representations and Warranties.** Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment, any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower's directors and/or managers have authorized the execution, delivery and performance of this Amendment any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) the Updated Disclosure Schedules relating to the Credit Agreement and attached to this Agreement as Exhibit B are being provided in connection with subsection (c) of this Section 4.3 and are true and correct in all material respects as of the date hereof; (e) no Default or Event of

Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (f) Loan Parties are in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (g) except as disclosed to Agent, no Loan Party has amended its organizational documents since the date of the Credit Agreement.

ARTICLE V

Miscellaneous Provisions

5.1 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

5.2 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

5.3 Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable costs and fees of legal counsel.

5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be

considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

5.7 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9 Applicable Law. THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT *MUTATIS MUTANDIS* AS IF FULLY SET FORTH HEREIN.

5.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND AGENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first written above.

BORROWER:

ETON PHARMACEUTICALS, INC.,
a Delaware corporation

By: [signature]
Name: W. Wilson Troutman
Title: CFO & Corporate Secretary

AGENT AND LENDER:

SWK FUNDING LLC,
as Agent and a Lender

By: SWK Holdings Corporation,
its sole Manager

By: ______________________
Name: Winston Black
Title: Chief Executive Officer and President

EXHIBIT A

Form of Amended and Restated Warrant

See attached.

THIS WARRANT AND THE SECURITIES ISSUED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES LAWS.

AMENDED AND RESTATED
ETON PHARMACEUTICALS, INC. WARRANT
for shares of Common Stock
[________], 2020

This **AMENDED AND RESTATED WARRANT** (this "**Warrant**") of Eton Pharmaceuticals, Inc., a corporation, duly organized and validly existing under the laws of the State of Delaware (the "**Company**"), is being issued pursuant to that certain Credit Agreement, dated November 13, 2019 (the "**Credit Agreement**"), between the Company and SWK Funding LLC (the "**Agent**") granting Agent the right to purchase shares of common stock, $0.001 par value, of the Company (the "**Common Stock**") as set forth herein. Defined terms used herein and not otherwise defined shall have the meaning given them in the Credit Agreement. This Warrant was initially issued on November 13, 2019 and corrected on January 24, 2020 (the "**Original Warrant**").

FOR VALUE RECEIVED, the Company hereby grants to Agent and its permitted successors and assigns (collectively, the "**Holder**") the right to purchase from the Company shares of Common Stock (such shares underlying this Warrant, the "**Warrant Shares**"), at a per share purchase price as calculated (the "**Exercise Price**"), subject to the terms, conditions and adjustments set forth below in this Warrant.

1. Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 1.

1.1 Manner of Exercise.

(a) This Warrant shall be exercisable as follows (each, a "**Warrant Tranche**"):

(i) within 7 years of funding of the initial funding of the Term Loan on or about the Closing Date, into a number of shares of Common Stock equal to six percent (6%) of the principal amount of the Initial Advance divided the applicable Exercise Price (as defined below);

(ii) within 7 years of funding of the EM-100 Term Loan, into a number of shares of Common Stock equal to six percent (6%) of the principal amount of the EM-100 Term Loan divided by the applicable Exercise Price; and

(iii) within 7 years of funding of the Subsequent Term Loan, into a number of shares of Common Stock equal to six percent (6%) of the principal amount of the Subsequent Term Loan divided by the applicable Exercise Price.

The number of shares of Common Stock into which this Warrant is exercisable are sometimes hereinafter referred to as "**Warrant Shares**." For purposes of this Section 1.1, the applicable "**Exercise Price**" for each Warrant Tranche shall equal the average trading price of the Common Stock as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it, for the ten (10) trading days immediately preceding the applicable Issuance Date for such Warrant Tranche. The date of each applicable funding date shall be the "**Issuance Date**" of such Warrant Tranche and the 7 year period following such Issuance Date shall be the "**Exercise Period**" with respect to such Warrant Tranche. The last day of each applicable Exercise Period shall be the "**Expiration Date**" of such Warrant Tranche. Except as set forth in Section 1.4, any portion of any Warrant Tranche not exercised within the applicable Exercise Period and before the close of business on the Expiration Date shall be cancelled and not exercisable thereafter. Immediately after each funding under this Section 1.1, the Company shall send Holder an updated Schedule 1.1, reflecting the Company's calculation of the relevant parameters of each Warrant Tranche. Upon the Holder's agreement with the calculations for such Warrant Tranche, the updated Schedule 1.1 shall be attached hereto and become part of this Warrant.

(b) Each Warrant Tranche may only be exercised by the Holder hereof during the applicable Exercise Period, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of any Warrant Tranche, during the Company's normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a "**Business Day**"), by surrender of this Warrant to the Company at its office maintained pursuant to Section 7.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Exercise Price for the number of Warrant Shares purchased upon exercise of this Warrant. Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise or any exercise prior to the funding event relating to the issuance of any of the Warrant Tranches, replace it with a new Warrant document in accordance with Section 1.3.

(c) Except as provided for in Section 1.1(d) below, each exercise of this Warrant must be accompanied by payment in full of the aggregate Exercise Price in cash by check or wire transfer in immediately available funds for the number of Warrant Shares being purchased by the Holder upon such exercise.

(d) The aggregate Exercise Price for the number of Warrant Shares being purchased may also, in the sole discretion of the Holder, be paid in full or in part on a "cashless basis" at the election of the Holder:

(i) In the form of Common Stock owned by the Holder (based on the Fair Market Value (as defined below) of such Common Stock on the date of exercise);

(ii) In the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of the exercise equal to the aggregate applicable Exercise Price of the Warrant Shares being purchased by the Holder; or

(iii) By a combination of the foregoing, provided that the combined value of all cash and the Fair Market Value of any shares surrendered to the Company is at least equal to the aggregate applicable Exercise Price for the number of Warrant Shares being purchased by the Holder.

For purposes of this Warrant, the term "**Fair Market Value**" means with respect to a particular date, the average closing price of the Common Stock for the ten (10) trading days immediately preceding the applicable exercise herein as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

To illustrate a cashless exercise of this Warrant under Section 1.1(d)(ii) (or for a portion thereof for which cashless exercise treatment is requested as contemplated by Section 1.1(d)(iii) hereof), the calculation of such exercise shall be as follows:

$$X = Y\,(A-B)/A$$

where:

X = the number of Warrant Shares to be issued to the Holder (rounded to the nearest whole share).

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value of the Common Stock.

B = the applicable Exercise Price.

(e) For purposes of Rule 144 and sub-Section 1.1(d)(ii) thereof, it is intended, understood, and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 1.1(d) above shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood, and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 1.1(d) above shall be deemed to have commenced on the date this Warrant was issued.

1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly surrendered to the Company as provided in Sections 1.1 and 7 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

1.3 Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 6 and 7 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b) in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

1.4 Automatic Exercise. In the event that, upon any applicable Expiration Date or other termination of this Warrant, the Fair Market Value of one Warrant Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 hereof is greater than the applicable Exercise Price in effect on such date for each applicable Warrant Tranche, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to this Section 1.4 as to all Warrant Shares (or such other securities) for which it shall not previously have been exercised and which are then expiring, and the Company shall promptly deliver a certificate representing the Warrant Shares (or such other securities) issued upon such exercise to Holder.

2. Certain Adjustments. For so long as this Warrant is outstanding:

2.1 Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a "**Reorganization**"), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a "**Person**" or the "**Persons**") (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a "**Merger**"), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The provisions of this Section 2.1 shall similarly apply to successive Reorganizations and/or Mergers.

2.2 Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or other securities, or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "**Common Stock Equivalents**") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as

of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

2.3 Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

2.4 Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company's Board of Directors) or options or rights not referred to in Sections 2.2 or 2.3 then, in each such case for the purpose of this Section 2.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

3. No Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

4. Notice as to Adjustments. With respect to each adjustment pursuant to Section 2 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and furnish the Holder with a certificate certified and confirmed by the Secretary or Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder with respect to each Warrant Tranche after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder.

5. Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights of shareholders of the Company, such number of its shares of Common Stock as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its Reasonable Commercial Efforts (as defined in Section 17 hereof) to obtain the requisite shareholder approval necessary to increase the number of

authorized shares of Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon proper exercise of this Warrant shall be duly authorized and, when issued and paid for upon proper exercise, shall be validly issued, fully paid and nonassessable.

6. Restrictions on Transfer.

6.1 Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 7 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 6. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

6.2 Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (**"Restricted Securities"),** which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder will give written notice to the Company of the Holder's intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(i) If, in the opinion of counsel for the Holder reasonably satisfactory to the Company, the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 6.1 hereof.

(ii) If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 6.2 and fulfillment of the provisions of clause (i) above, or (y) such Restricted Securities have been effectively registered under the Securities Act; *provided, however*, that no opinion shall be required in the event that the Holder transfers the Warrant (or any portion thereof) to (A) any Person not involving a change in beneficial ownership, (B) any parent, subsidiary or other Affiliate, (C) any Lender under the Credit Agreement, or (D) any Person acquiring all or any substantial portion of Holder's assets; *provided, further*, that any such transferee(s) in clauses (A) through (D) is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated under the Securities Act.

7. Ownership, Transfer, Sale, and Substitution of Warrant.

7.1 Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 7.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 6 and 7 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

7.2 Office; Exchange of Warrant.

(a) The Company will maintain its principal office at the location identified in the Company's most current filing (as of the date notice is to be given) under the Securities Exchange Act of 1934, as amended, or as the Company otherwise notifies the Holder.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 7.2(a) hereof a Warrant Register for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 7.2(a) hereof, the Company at its expense will (subject to compliance with Section 6 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

7.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 7.2(a) hereof, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

7.4 Opinions. In connection with the sale of the Warrant Shares by Holder, the Company agrees to cooperate with the Holder, and at the Company's expense, to have its counsel provide any legal opinions required to remove the restrictive legends from the Warrant Shares in connection with a sale, transfer or legend removal request of Holder.

8. Registration and Listing.

8.1 Definition of Registrable Securities. As used herein, the term "**Registrable Securities**" means any shares of Common Stock issuable upon the exercise of this Warrant until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of the shares shall not require registration or qualification under the Securities Act or any similar state law then in force.

8.2 Incidental Registration Rights.

(a) If the Company, at any time during the Exercise Period, proposes to register any of its securities under the Securities Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other

than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, "**Other Shares**"), the Company shall at each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so. The holders of Registrable Securities shall exercise the "piggy-back" rights provided herein by giving written notice within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder). Except as set forth in Section 8.2(b), the Company will use its Reasonable Commercial Efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register. The Company will pay all Registration Expenses, as defined in Section 8.5 herein, in connection with each registration of Registrable Securities pursuant to this Section 8.2.

(b) In the event the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its Reasonable Commercial Efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. If the managing underwriter, in good faith, advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares the Common Stock that the Company desires to sell, taken together with (i) the Other Shares, if any, as to which Registration has been requested, and (ii) the Registrable Securities as to which registration has been requested pursuant to Section 8 hereof, exceeds the maximum number of shares of Common Stock that can be sold without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of Shares"), then the Company shall include in any such Registration (A) first, the Common Stock that the Company desires to sell, which can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities, which can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Other Shares which can be sold without exceeding the Maximum Number of Shares.

8.3 Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its Reasonable Commercial Efforts to effect the registration for the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its Reasonable Commercial Efforts to cause such registration statement to become effective;

(b) notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the earlier of (A) the

date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, or (B) nine months from the effective date of the registration statement; and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d) use its Reasonable Commercial Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e) notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(h) otherwise use its Reasonable Commercial Efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale

in any jurisdiction, the Company shall use its Reasonable Commercial Efforts promptly to obtain the withdrawal of such order; and

(j) if the offering is underwritten, use its Reasonable Commercial Efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

8.4 Listing. The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock. The Company shall at all times comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Nasdaq Capital Market (or such other national securities exchange or market on which the Common Stock may then be listed, as applicable).

8.5 Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8. For purposes of this Warrant, the term "**Registration Expenses**" means: (a) all registration, filing and FINRA fees, (b) all reasonable fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating and printing expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any, and (f) fees and disbursements of one counsel for the selling holders of Registrable Securities; provided however, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include (and such expenses shall be borne by the Company): (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees, or (iii) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

8.6 Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing, including, but not limited to, a completed and executed questionnaire requesting information customarily sought of selling security holders, to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. The Holder agrees to suspend all sales of Registrable Securities pursuant to a registration statement filed under Section 8.2 in the event the Company notifies Holder pursuant to Section 8.3(e) that the prospectus relating thereto is no longer current and will not resume sales under such registration statement until advised by the Company that the prospectus has been appropriately supplemented or amended.

8.7 Effectiveness Period. The Company shall use its Reasonable Commercial Efforts to keep each registration statement contemplated hereunder continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such

registration statement have been sold, (ii) all Registrable Securities covered by such registration statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent and the affected holders of Registrable Securities, or (iii) nine months from the effective date of such registration statement.

9. Indemnification. In the event of any piggyback registration of any Warrant Shares under the Securities Act, and in connection with any registration statement or any other disclosure document pursuant to which securities of the Company are sold, the Company will, and hereby does, jointly and severally, indemnify and hold harmless the Holder, its directors, officers, fiduciaries, and agents (each, a "**Covered Person**") against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, any other securities or other laws of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, provided, however, the Company shall not be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding is determined, by a final, non-appealable judgment by a court or arbitral tribunal of competent jurisdiction, to have arisen out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement, any document incorporated by reference or other such disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof.

10. Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or be deemed the holder of any equity securities which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise). Notwithstanding the above, so long as Holder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to Holder (i) promptly, copies of all notices or other written communications to which Holder would be entitled if it held Shares as to which this Warrant was then exercisable, and (ii) within 45 days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements and within 90 days after the end of each fiscal year, the Company's annual, audited financial statements; provided, however, that with regard to annual meeting proxy statements and clause (ii) of this Section 10, it is understood and agreed that there shall be no such delivery requirement with respect to any such proxy statements or financial statements if such documents are available on EDGAR.

11. Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, at the address of the holder in the Warrant Register maintained pursuant to Section 7 hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 7.2(a) hereof; provided, that the exercise of the Warrant shall also be effected in the manner provided in Section 1 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail, or (v) if sent by email, the date of transmission if such notice or communication is delivered via email at the email address specified in the Credit Agreement prior to 5:00 p.m. (prevailing Pacific time) on a Business Day, or the next Business Day after the date of transmission if such notice or communication is delivered via email at the email address specified in the Credit Agreement on a day that is not a Business Day or later than 5:00 p.m. (prevailing Pacific time) on a Business Day.

12. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other than that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

13. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14. Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the state of New York. Each of the parties consents to the exclusive jurisdiction of the courts of the state of New York and of the United States District Court for the state of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non conveniens,* to the bringing of any such proceeding in such jurisdictions. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by any manner permitted by law.

15. Section Headings. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

16. Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

17. Reasonable Commercial Efforts. When used herein, the term "**Reasonable Commercial Efforts**" means, with respect to the applicable obligation of the Company, reasonable commercial efforts for similarly situated, publicly traded companies.

18. Provisions for the Benefit of the Lenders. Notwithstanding anything herein to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of Holder (or its Affiliates) in its capacity as a lender to the Company or any of the Company's subsidiaries pursuant to the Credit Agreement, or any other agreements or instruments entered into in connection therewith. Without limiting the generality of the foregoing, SWK in exercising its rights as Agent or lender will not have any duty to consider (a) its status as a direct or indirect stockholder of the Company and the Company's subsidiaries, (b) the direct or indirect ownership of the Shares, or (c) any duty it may have to any other direct or indirect stockholder of the Company and the Company's subsidiaries, except as may be required under the applicable loan documents.

19. Amendment and Restatement. This Warrant amends, restates and supersedes in all respects the Original Warrant. The Original Warrant is hereby replaced by this Warrant and the Original Warrant is henceforth void and shall be of no further force or effect.

(Signature on Following Page)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on [__________], 2020, but effective as of the date first above written.

ETON PHARMACEUTICALS, INC.

By:______________________________________
Name:
Title:

SCHEDULE 1.1 – WARRANT TRANCHES

(To be agreed between the Holder and the Company upon each tranche)
(Last updated: [_______ ___], 2020)

In accordance with Section 1.1(a), this Warrant represents the following Warrant Tranches:

Warrant Tranche	Issue Date	Expiry Date	Warrant Value	Warrant Shares	Exercise Price
SWK W-1	11/13/2019	11/13/2026	$ 300,000	51,239	$ 5.8550
SWK W-2	__/__/2020	__/__/2027	$ 120,000	______	$ ______

EXHIBIT A FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]

To ETON PHARMACEUTICALS, INC.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 1.1 of the Warrant with respect to [_____] Warrant Shares, at an exercise price of $_____ per share, and requests that the certificates for such Warrant Shares be issued, subject to Sections 11 and 12, in the name of and delivered to:

The undersigned is hereby making payment for the Warrant Shares in the following manner:
[check one]

- ♦ by cash in accordance with Section 1.1(c) of the Warrant
- ♦ via cashless exercise in accordance with Section 1.1(d) of the Warrant in the following manner:

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:			
Print or Type Name			
(Signature must conform in all respects to name of holder as specified on the face of Warrant)			
(Street Address)			
(City)	(State)	(Zip Code)	

EXHIBIT B FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto______________________ [include name and addresses] the rights represented by the Warrant to purchase________ shares of Common Stock of ETON PHARMACEUTICALS, INC. to which the Warrant relates, and appoints________ Attorney to make such transfer on the books of ETON PHARMACEUTICALS maintained for the purpose, with full power of substitution in the premises.

Dated:					
	(Signature must conform in all respects to name of holder as specified on the face of Warrant)				
	(Street Address)				
	(City)	(State)	(Zip Code)		
Signed in the presence of:					
	(Signature of Transferee)				
	(Street Address)				
	(City)	(State)	(Zip Code)		
Signed in the presence of:					

EXHIBIT B

Updated Disclosure Schedules to the Credit Agreement (as defined herein)

See attached.

DISCLOSURE SCHEDULES

TO THE

First Amendment to Credit Agreement (the "Agreement")

by and among

Eton Pharmaceuticals, Inc.

(the "Borrower")

and

SWK Funding LLC

Dated: March 27, 2020

These Disclosure Schedules (these "***Schedules***" and each, a "***Schedule***") are being delivered in accordance with, and are incorporated and made part of that certain Credit Agreement defined on the cover page to these Schedules (the "***Agreement***"). Capitalized terms used in these Schedules but not otherwise defined herein will have the respective meanings given to them in the Agreement.

These Schedules are arranged corresponding to the numbered and lettered sections of the Agreement, and the disclosures of any section of the these Schedules shall provide information regarding, and qualify only, the corresponding numbered and lettered section of the Agreement, unless and to the extent that (a) cross references to other Sections are set forth in these Schedules or (b) it is reasonably apparent due to the nature of the disclosure that such disclosure qualifies one or more of the numbered or lettered Sections of the Agreement. Each Schedule is qualified in its entirety by reference to a specific representation, warranty, or covenant in the Agreement (as applicable), and is not intended to constitute, and shall not be construed as constituting, any representations, warranties or covenants of the Members, individually or collectively, except as to the extent required by the Agreement. The information in these Schedules shall not be deemed to enlarge or enhance any of the representations or warranties in the Agreement.

The representations and warranties of Borrower set forth in Section 5 of the Agreement are made and given subject to these Schedules and are qualified as set forth herein. These Schedules are incorporated into the Agreement by reference to the Agreement. These Schedules should be read in their entirety.

All identified agreements set forth in these Schedules are between the party listed and the Borrower unless otherwise stated.

Headings have been inserted in these Schedules for convenience of reference only and shall not have the effect of amending or changing the information presented.

<u>Schedule 1.1 – Pending Acquisitions as of the Closing Date</u>

None

Schedule 4.1 – Prior Debt

None

Schedule 5.1 – Jurisdictions of Qualification

- Illinois
- Delaware

Schedule 5.7 – Ownership of Properties; Liens

None

Schedule 5.8 - Capitalization

Name/Group	No. of Shares Owned	% of Total	
5% Shareholders			
Harrow Health, Inc.	3,500,000	17.60	%
Peter Appel	1,249,329	6.28	
Opaleye, L.P. (1)	3,469,456	17.45	
Executive Officers & Directors			
Sean E. Brynjelsen, President & Director	1,049,940	5.28	%
W. Wilson Troutman, Chief Financial Officer	10,838	0.05	
Mark L. Baum, Director	794,745	4.00	
Charles J. Casamento, Director	68,420	0.34	
Paul V. Maier, Director	59,745	0.30	
Norbert G. Riedel, Director	59,745	0.30	
Memo: Total shares outstanding (2)	19,882,486	100.00	%

(1) Opaleye, L.P. shares owned is based on 1,469,456 shares as of February 2020 plus 2,000,000 shares purchased in March 2020.

1)

(2) Total shares outstanding is based on 17,882,486 shares outstanding as of February 2020 plus 2,000,000 shares issued to Opaleye, L.P. in March 2020.

Schedule 5.16 – Insurance

August 12, 2019

SUMMARY OF INSURANCE

For:

Eton Pharmaceuticals

21925 W. Field Parkway Ste235

Barrington, IL 60010-7208

Prepared By:

PLEXUS
STRATEGIC INSURANCE SOLUTIONS

21805 W. Field Parkway, Suite 300
Deer Park, IL 60010
P 847.307.6100 F 847.307.6199
plexusgroupe.com

POLICY INFORMATION

Policy #	Term	Writing Company	Policy Premium
711-01-59-01-0002	06/19/2019 - 06/19/2020	Atlantic Specialty Insurance Company	$10,938.00

PROPERTY

PREMISES

Loc #	Address
1	21925 W Field Parkway, Suite 235, Deer Park, IL 60010 (Offices)
2	85 Oakwood Road, Lake Zurich, IL 60047 (Lab)

Subject of Insurance	Limit	Deductible
Blanket Business Personal Property Including Tenant Improvements and Betterments	$1,202,000	$1,000
Business Income with Extra Expense	$300,000	24 Hours

GENERAL LIABILITY

Coverage	Limit
General Aggregate	$2,000,000
Per Location Aggregate	
Products/Completed Operations Aggregate	Excluded
Personal & Advertising Injury	$1,000,000
Each Occurrence	$1,000,000
Damage to Premises Rented to You	$1,000,000
Medical Expense	$15,000
Employee Benefits Liability – Claims Made	$1,000,000
Employee Benefits Liability Retroactive Date	06/15/2017

This Summary is provided as an overview of your policy. You must refer to the provisions found in your policy for the details of your coverage, terms, conditions and exclusions that apply.

BUSINESS AUTO

Coverage	Limit	Deductible
Hired and Non-owned Auto Liability	$1,000,000	
Hired Auto Comprehensive	$50,000	$500
	$50,000	$500

CRIME

Coverage	Limit	Deductible
Employee Theft Including ERISA	$25,000	$1,000
Forgery or Alteration	$25,000	$1,000
Inside the Premises – Theft of Money and Securities	$25,000	$1,000
Inside the Premises – Robbery or Safe Burglary of Other Property	$25,000	$1,000
Outside the Premises	$25,000	$1,000
Money Orders and Counterfeit Money	$25,000	$1,000

UMBRELLA

Each Occurrence	General Aggregate	Self-Insured Retention
$4,000,000	$4,000,000	$0

POLICY INFORMATION

Policy #	Term	Writing Company	Policy Premium
36051825	06/19/2019 - 06/19/2020	Federal Insurance Company	$51,828.00

PRODUCTS LIABILITY

Claims Made Coverage	Limit
Products Completed Operations Aggregate	$10,000,000
Products Completed Operations Each Occurrence	$10,000 ,000
Human Trials	Included
Bodily Injury and Property Damage Deductible	$25,000
Retroactive Date	02/15/2018
Medical Expenses	$10,000
Product Withdrawal Expense	$25,000

POLICY INFORMATION

Policy #	Term	Writing Company	Policy Premium
83WECAB6QK0	06/19/2019 - 06/19/2020	Hartford Casualty Ins Co	$8,129.00

WORKERS' COMPENSATION

PART 1 WORKERS' COMPENSATION STATE INFORMATION

Statutory
IL

PART 2 EMPLOYERS LIABILITY INFORMATION

Coverage	Limit
Each Accident	$1,000,000
Disease-Policy Limit	$1,000,000
Disease-Each Employee	$1,000,000

This Summary is provided as an overview of your policy. You must refer to the provisions found in your policy for the details of your coverage, terms, conditions and exclusions that apply.

Schedule 5.18(a) – Borrower's Registered Intellectual Property

- Licenses
  - Biorphen.com: Biorphen trade name is registered to another party, Sintetica, but Eton is granted the right to use it in the United States
- Trademarks
  - Eton, Serial No. 87443236
  - Eton Pharmaceuticals, Serial No. 87443234
- Websites
  - EtonPharma.com

Schedule 5.18(b) – Products and Required Permits

- Eton is currently working on licensing Biorphen so that it can be sold as an "approved product" throughout the US. Currently, those licenses are in progress. Additionally, there is an approved third-party that Eton is working with to sell Biorphen; that third-party is already licensed which would help cut down on approval and processing times.

Schedule 5.21 – Material Contracts

All material contracts disclosed as in Eton's 10-K filing for the year ending December 31, 2019 and subsequent 8-K filings.

Schedule 5.25A - Names

- Eton Pharmaceuticals, Inc.

Schedule 5.25B - Offices

- 21925 W Field Parkway, Suite #235, Deer Park, IL 60010

Schedule 5.27 – Broker's Commissions

None

Schedule 5.29 – Restricted Assignment Agreements

None

Schedule 7.1 – Existing Debt

None

Schedule 7.2 – Existing Liens

None

Schedule 7.7 – Transactions with Affiliates

Certain Relationships and Transactions with Related Parties

The following includes a summary of transactions since January 1, 2018 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than five percent of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under "Executive compensation."

Our Chief Executive Officer, Sean Brynjelsen, has a material ownership interest in several companies from which we have licensed or acquired product development and marketing rights. Set forth below is a tabular presentation of these arrangements:

Licensor/Seller	Product	Mr. Brynjelsen's % Ownership Interest in Licensor/Seller
Andersen Pharma, LLC	DS-100	27%
Eyemax LLC	EM-100	33%
Selenix LLC	DS-200	50%

We are required to pay to the above parties licensing fees, milestone payments and royalty payments. We believe the terms of the transactional agreements, including the licensing fees, milestone payments and royalty payments, approximate the terms and payments we could have obtained in an arms' length transaction with an unaffiliated party.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys' fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person's status as a member of our board of directors to the maximum extent allowed under Delaware law.

Participation in our initial public offering

Certain of our stockholders, including stockholders affiliated with certain of our directors and officers, purchased an aggregate of $240,000 in shares of our common stock in our initial public offering in 2018 at the initial public offering price (40,000 shares at $6.00 per share). The underwriting discount for the shares sold to such stockholders in the initial public offering was the same as the underwriting discount for the shares sold to the public.

Schedule 7.10 – Existing Investments

None

<u>Schedule 7.11 – Restricted Material Contracts</u>

None

Schedule 7.14 – Deposit Accounts

- Bank of America ABA 026009593 Account # 858000077735 (Main account – Oper. Acct)
- Bank of America ABA 026009593 Account # 858000077887 (NOW account – Invest. Acct)
- Account Holder is Eton Pharmaceuticals, Inc.
- Bank Contact
  Bank of America
  135 S. LaSalle Street
  Chicago, IL 60603-4157
  Laura Flores
  Phone: (312) 992-9908
  laura.flores@baml.com